UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 2, 2009

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152934	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

____________________________________________________________________________________________________________________________________________

Item 7.01	REGULATION FD DISCLOSURE

On December 1, 2009, certain declarations (the “Declarations”) were filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in support of the joint prepackaged plans of reorganization of Nortek, Inc. (“Nortek”), its parent corporations and its subsidiary debtors (collectively, the “Debtors”).   The Declarations include information based on Nortek’s projections of its estimated performance through December 31, 2014 that were prepared in the second fiscal quarter of 2009 (the “Forecast”).  The Debtors’ Disclosure Statement Relating to the Joint Prepackaged Plans of Reorganization of NTK Holdings, Inc., et. al, Under Chapter 11 of the Bankruptcy Code, which was previously filed as Exhibit 99.1 of a Current Report on Form 8-K, dated September 18, 2009, included certain selected financial data relating to Nortek’s estimates of its projected financial performance through December 31, 2012.  Certain selected financial information from Nortek’s Projected Condensed Consolidated Statements of Operations for the fiscal years ending December 31, 2013 and 2014 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Declarations also include the following information regarding Nortek’s estimates of the Debtors’ projected performance through December 31, 2014:

•
The Forecast estimates that revenues will increase from $1.9 billion in 2010 to $2.5 billion in 2014 (CAGR: +6.5%), driven by stabilization of the residential marketplace and increased consumer discretionary spending.

•
In guidance published in August 2009, Nortek previously projected earnings before interest, taxes, depreciation, and amortization, excluding goodwill impairment charges and certain other unusual income and expense items, (“EBITDA”) which amounts to an approximate range from $138.9 million to $148.9 million for 2009. Nortek currently expects that that EBITDA will be at the higher end of this range for 2009 and begin increasing in 2010 to $158 million and will eventually reach $250 million in 2014. The projected EBITDA figure for 2014 would constitute a return to 2007 performance levels.  The Forecast expects that EBITDA margins will rise from 7.4% in 2009 to 10.1% in 2014.

•
The Forecast estimates that gross margins will increase from 26.5% in 2009 to 28.0% in 2014. This projected increase is based on the leverage from fixed expenses, partially offset by increased material expense.

•
The Forecast estimates that capital expenditures will decrease from $25 million in 2008 to $16 million in 2009 and will rebound to $32 million in 2010 due to a renewed shift toward capital projects, such as manufacturing automation and new products. From 2011 to 2014, the Forecast expects relatively level capital expenditure outlays ranging from $32 million to $37 million per year.

•
The Forecast estimates that net working capital as a percentage of net sales will increase from 10.0% in 2009 to approximately 12.2% in 2014. This increase is based on assumptions about segment-level receivables, inventory, and payables. During the first half of 2009, the days sales outstanding in accounts receivable were 51, and are expected to remain between 43 and 46 through December 31, 2014.

•
Nortek has implemented an SG&A reduction program that management expects will reduce annual expenditures by an amount between approximately $60 million and $70 million in 2009 over 2008.  Following these initiatives, the Forecast estimates SG&A expenditures to grow approximately 3% to 5% per year.  The Forecast estimates that SG&A expenses as a percentage of net sales will decrease from 21.2% in 2009 to 19.6% in 2014. This projected decrease is primarily based on the leverage from fixed expenses, partially offset by moderate increases in discretionary spending.

•
The Forecast estimates that annual inventory turnover will decrease from 5.6x in 2009 to 5.0x in 2014. Days payables outstanding are expected to remain between 30 days and 32 days during that timeframe.

•
The Forecast estimates an overall growth rate in revenues of 4.7% in 2010 over 2009, driven by a turnaround in the demand for the Debtors’ residential-related products, particularly in the Residential Ventilation Products (+9.6%), Home Technology Products (+7.7%), and Residential HVAC (+6.8%) segments, partially offset by a decline in the Commercial HVAC (-7.7%) segment.  The Forecast estimates overall sales growth of 9.0% in 2011, which is expected to result from improved market conditions impacting Nortek’s Residential HVAC (+11.7%), Residential Ventilation Products (+9.6%), Home Technology Products (+7.9%), and Commercial HVAC (+5.7%) segments.  Overall growth is projected to be stable for 2012 through 2014 at 5% to 6% per year.

The Forecast was prepared based on the assumption that the Debtors will emerge from their chapter 11 cases by December 31, 2009.  Although the Debtors are seeking to emerge prior to December 31, 2009, there can be no assurance as to when the Debtors will emerge from their chapter 11 cases, if at all.  The Forecast also assumes that the Debtors will conduct their operations substantially similar to those businesses currently in operation.

The Forecast is based on assumptions that are inherently uncertain and unpredictable. The operating and financial information contained in this projected financial data have been prepared by management and reflect management’s current estimates of the Debtors’ future performance. The projections and assumptions have not been reviewed or independently verified by any third party. The Forecast is based on assumptions and events over which, in many cases, the Debtors will have only partial or no control. The selection of assumptions underlying such projected information require the exercise of judgment, and the projections are subject to uncertainty due to the effects that economic, business, competitive, legislative, political or other changes may have on future events. Changes in the facts or circumstances underlying such assumptions could materially affect the projected financial information set forth above. To the extent that assumed events do not materialize, actual results may vary substantially from the projected results. As a result, no assurance can be made that the Debtors will achieve the operating or financial results set forth in the projected financial information set forth above, nor can there be any assurance that results will not vary, perhaps materially and/or adversely.

The information furnished on this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this discussion and throughout this document, words, such as “intends”, “plans”, “estimates”, “believes”, “anticipates” and “expects” or similar expressions are intended to identify forward-looking statements.  These statements are based on our current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual future activities and operating results to differ include the availability and cost of certain raw materials, (including, among others, steel, copper, packaging materials, plastics and aluminum) and purchased components, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, price, product and warranty liability claims, any amendments to the Plan, whether or not the Plan is confirmed by the bankruptcy court, and whether or not NTK, Holdings, Nortek and their domestic subsidiaries conclude their chapter 11 cases in the anticipated timeframe or at all.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Readers are also urged to carefully review and consider the various disclosures made herein, as well as the periodic reports on Forms 10-K, 10-Q and 8-K, previously filed by NTK and Nortek with the Commission.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit no.	Description
99.1	Selected Financial Information from Nortek, Inc.’s Projected Condensed Consolidated Statements of Operations for the fiscal years ending December 31, 2013 and 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.

By:	/s/ Edward J. Cooney
                  Name: Edward J. Cooney
                  Title:     Vice President and Treasurer

Date:  December 2, 2009
INDEX TO EXHIBITS

Exhibit no.	Description
99.1	Selected Financial Information from Nortek, Inc.’s Projected Condensed Consolidated Statements of Operations for the fiscal years ending December 31, 2013 and 2014.